UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Sonim Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in Exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 30, 2025

The following information  relates to the proxy statement of Sonim Technologies, Inc. (the “Company,” “Sonim,” “we,” “our” or “us”) filed with the Securities and Exchange Commission (the “SEC”) on December 5, 2025 (the “Proxy Statement”) and first mailed to our stockholders on or about the same date, in connection with the Special Meeting of Stockholders (the “Special Meeting”) of Sonim Technologies, Inc. to be held on Tuesday, December 30, 2025 at 6:00 a.m. Pacific Time. The Special Meeting will be held in a virtual meeting format only, via live webcast on the Internet at www.proxydocs.com/SONM. All capitalized terms used but not otherwise defined in this Supplement (the “Supplement”) have the meanings ascribed to them in the Proxy Statement.

THIS SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

This Supplement is being filed to reflect the following:

(i)	changing the record date from the close of business December 2, 2025 (the “Original Record Date”) to the close of business on December 17, 2025 (the “Record Date”);

(ii)	change in the number of shares of common stock (the “Common Stock”) previously reported outstanding on the Original Record Date; and

(iii)	entering into a certain membership interest purchase agreement and a series of related transactions described in detail in the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2025 attached to this Supplement (the “Subsequent Strategic Transactions).

The Proxy Statement previously provided that 1,088,635 shares of Common Stock were outstanding at the close of business on the Original Record Date; however, due to the issuance of additional shares of Common Stock since the Original Record Date, there are currently 1,488,465 shares of Common Stock outstanding at the close of business on the Record Date. This change affects the disclosure as reported on page 4 of the Proxy Statement under the headings “Record Date, Stockholders Entitled to Vote, and Voting Power” and “Quorum”, page 10 of the Proxy Statement under the heading “Why am I receiving these proxy matters?”, page 12 of the Proxy Statement under the heading “What are the quorum requirements for the Special Meeting”, page 13 of the Proxy Statement under the heading “Who is entitled to vote at the Special Meeting”, page 28 of the Proxy Statement under the headings “Record Date and Voting Power” and “Quorum”, and on page 85 of the Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Additionally, the Company entered into the Subsequent Strategic Transactions. It represents a potential strategic alternative for the Company’s business subsequent to the Asset Sale and should be reviewed by our stockholders in connection with their voting on the matters described in the Proxy Statement.

Except as amended by information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged. This Supplement does not reflect any other events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events. From and after the date of this Supplement, any references to the “Proxy Statement” in the proxy materials for the Special Meeting are to the Proxy Statement as supplemented by this Supplement.

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The following disclosure (changes marked with new text bold and underlined and deleted text bold and strikethrough) amends and supplements the information provided:

The disclosure under the heading “Notice of Special Meeting of Stockholders” is amended by deleting the section in its entirety and replacing it with the following:

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date and Time:	December 30, 2025
06:00 a.m., Pacific Time

Virtual Meeting:	Participate online at
www.proxydocs.com/SONM

Record Date:	Close of business on
~~December 2, 2025~~ December 17, 2025

NOTICE IS HEREBY GIVEN that a special meeting (including any postponements or adjournments thereof, the “Special Meeting”) of stockholders of Sonim Technologies, Inc., a Delaware corporation (“Sonim,” the “Company,” or “we”) will be held virtually via the internet at www.proxydocs.com/SONM on December 30, 2025 at 06:00 a.m. Pacific Time ~~for the following purposes:~~.

The Special Meeting is being convened to consider and vote upon the proposals described in the Company’s definitive proxy statement for the Special Meeting, dated December 5, 2025, as supplemented by a proxy supplement dated December 19, 2025, which was filed with the SEC on December 19, 2025. The record date for the Special Meeting was originally December 2, 2025 and was reset to be December 17, 2025.

The Special Meeting is being held for the following purposes:

(1)	To consider and vote on a proposal to approve the asset purchase agreement, dated as of July 17, 2025, (as amended, the “Asset Purchase Agreement”) by and among the Company, Pace Car Acquisition LLC, (the “Buyer”), the Seller Representative named in the Asset Purchase Agreement, and Social Mobile Technology Holdings LLC (the “Parent”), solely for the purpose of guaranteeing complete payment and performance obligations of the Buyer contained in the Asset Purchase Agreement, the sale of substantially all assets of the Company and its subsidiaries (the “Asset Sale”) related to the Company’s enterprise 5G solutions business, including rugged handsets, smartphones, wireless internet device, software, services, and accessories (the “Legacy Business”) and the other transactions contemplated by the Asset Purchase Agreement (the “Asset Sale Proposal”);

(2)	To consider and vote on a proposal to approve, on an advisory, non-binding basis, certain compensation that has, will, or may be paid or become payable to the Company’s named executive officers in connection with the Asset Sale (the “Advisory Compensation Proposal”); and

(3)	To consider and vote on a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, from time to time, to a later date or dates, even if a quorum is present, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Asset Sale Proposal (the “Adjournment Proposal”).

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Our board has designated ~~December 2, 2025~~ December 17, 2025, as the record date for purposes of determining the stockholders that are entitled to receive notice of, and to vote at, the Special Meeting and any postponement or adjournment thereof, unless a new record date is fixed in connection with any such postponement or adjournment. Only holders of record of our common stock as of the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting and at any postponement or adjournment of the Special Meeting, unless a new record date is fixed in connection with such postponement or adjournment.

After careful consideration, our board, upon unanimous recommendation of its Special Committee, determined that the Asset Purchase Agreement and the transactions contemplated thereby, including the Asset Sale, are advisable and in the best interests of the Company and its stockholders and recommends that you vote: “FOR” the Asset Sale Proposal.

After careful consideration, our board has unanimously determined that the continuation of the Company’s business other than the Legacy Business is advisable and in the best interests of the Company and its stockholders and recommends that you vote: (2) “FOR” the Advisory Compensation Proposal and (3) “FOR” the Adjournment Proposal.

Your vote is very important, regardless of the number of shares of the Company’s common stock that you own. Whether or not you plan to virtually attend the Special Meeting, your vote is important, and we encourage you to vote promptly. You may vote by proxy over the internet or by telephone, or by mail by following the instructions on your proxy card. If you virtually attend the Special Meeting, you will have the right to revoke your proxy and vote electronically during the meeting via the live webcast. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from your brokerage firm, bank, or other nominee to vote your shares. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” or “in person” shall mean virtually present at the Special Meeting.

The Asset Sale Proposal must be approved by the holders of a majority of the outstanding shares of common stock entitled to vote thereon at the Special Meeting. Therefore, if you do not vote by proxy or by virtual ballot or, if you hold your shares in “street name,” fail to properly instruct your broker, bank, or other nominee with respect to voting your shares, it will have the same effect as if you voted “AGAINST” the Asset Sale Proposal.

The accompanying proxy statement contains important information concerning the Special Meeting, the Asset Purchase Agreement, the Asset Sale, and related matters, including information as to how to cast your vote. We encourage you to read the accompanying proxy statement and the Asset Purchase Agreement and other annexes to the proxy statement carefully and in their entirety. If you have any questions concerning the Asset Purchase Agreement, the Asset Sale, the Special Meeting, or the proxy statement, or would like additional copies of the proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

430 Park Avenue, 14th Floor

New York, New York 10022

Stockholders Call Toll-Free in North America: (800) 662-5200

Outside of North America Call Collect: (203) 658-94000

E-mail: SONM@investor.sodali.com

~~The accompanying proxy statement and form of proxy are first being mailed to stockholders on or about December 5, 2025.~~

By Order of the Board of Directors,

/s/ Clay Crolius
Name:	Clay Crolius
Title:	Chief Financial Officer

San Diego, California

~~December 5, 2025~~ December 19, 2025

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The section titled “Summary Term Sheet” is supplemented with the following definitions:

“DNA Holdings” refers to DNA Holdings Venture, Inc., a Puerto Rico corporation.

“DNA Transactions” refers to the membership interest purchase agreement and securities purchase agreement dated as of December 15, 2025, by and between the Company and DNA Holdings, described in detail on Form 8-K filed with the SEC on December 18, 2025, which is attached to the Supplement to this Proxy Statement dated December 19, 2025.

“Successor Business” refers to the business commenced as a result of the DNA Transactions, including but not limited to business related to DNAX DeFi, an advanced on-chain trading protocol that lets users automate their decentralized exchange trading (including limit orders, grid/range orders, and recurring trades and related activities). The future direction and composition of the Successor Business will be subject to the Company’s ongoing evaluation of available strategic alternatives, market conditions, and capital resources.

The following paragraphs on pages 3, 35, and 75 are amended as set forth below:

The Company estimates that, if the Asset Sale closes on or about January 31, 2026, the Company will have Post-Closing Cash of approximately $4 million to $6 million. In this proxy statement, the term “Post-Closing Cash” refers to (i) the Cash Consideration plus (ii) the cash, cash equivalents, and marketable securities that will be retained by the Company (and withheld from the Asset Sale) minus (iii) (A) the transaction expenses payable by the Company at closing and (B) the payment of up to $5.~~9~~3 million of our indebtedness; provided, however, that the term “Post-Closing Cash” excludes any earn-out payments from the Buyer.

The Seller will, if the Closing occurs, pay up to $5.~~9~~3 million of our indebtedness under certain promissory notes that remain unpaid.

Under the heading “Record Date, Stockholders Entitled to Vote, and Voting Power” on page 4 of the Proxy Statement:

Our board has designated ~~December 2, 2025~~ December 17, 2025, as the record date for purposes of determining the stockholders that are entitled to receive notice of, and to vote at, the Special Meeting and any postponement or adjournment thereof, unless a new record date is fixed in connection with any such postponement or adjournment. Only holders of record of our common stock as of the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting and at any postponement or adjournment of the Special Meeting, unless a new record date is fixed in connection with such postponement or adjournment. At the close of business on the record date, there were ~~1,088,635~~ 1,488,465 shares of our common stock outstanding and entitled to vote at the Special Meeting.

Under the heading “Quorum” on page 4 of the Proxy Statement:

A quorum of stockholders is necessary to transact business at the Special Meeting. Our bylaws provide that the presence, in person, by remote communication, or by proxy of the holders of one-third of the voting power of the outstanding shares of our common stock entitled to vote will constitute a quorum for the transaction of business at the Special Meeting. Thus, votes of stockholders of record who are present at the Special Meeting virtually or by proxy, broker non-votes (if any), and abstentions will be counted for purposes of determining whether a quorum exists. As of the record date for the Special Meeting, there were ~~1,088,635~~ 1,488,465 shares of common stock, issued, outstanding, and entitled to vote, which means that ~~362,879~~ 446,539 shares of common stock must be present in person or represented by proxy at the Special Meeting to establish a quorum.

Under the heading “Use of Proceeds and Future Operations” on pages 7 and 65 of the Proxy Statement:

The Company, and not its stockholders, will receive the proceeds from the Asset Sale. If the Asset Sale closes, the Company will exit the operation of its Legacy Business and other historical operations. However, the Company does not intend to liquidate following the closing of the Asset Sale and currently intends to engage in the Successor Business or pursue a strategic transaction, the terms and timing of which are not presently known. However, there can be no assurance that any such transaction will be pursued, agreed upon, or ultimately consummated.

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The Company’s post-closing board of directors will conduct an extensive review of available opportunities for the Company’s use of the Post-Closing Cash. Those alternatives are currently expected to include using the Post-Closing Cash to fund Successor Business, for its general corporate purposes and/or to pursue a strategic transaction, the terms and timing of which are not presently known. However, there can be no guarantee that our board’s determination in connection with the use of the Post-Closing Cash will align with the currently disclosed expectations. Our board will conduct a careful process, and there is no set timeframe for completing the exploration of alternatives.

In the second paragraph under the heading “Why am I receiving these proxy matters?” on page 10 of the Proxy Statement:

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have mailed the full set of our proxy materials, including this proxy statement and the proxy card, on or around December 5, 2025 to our stockholders of record as of the close of business on the record date, ~~December 2, 2025~~ December 17, 2025.

In the first paragraph under the heading “What are the quorum requirements for the Special Meeting?” on page 12 of the Proxy Statement:

A quorum of stockholders is necessary to transact business at the Special Meeting. Our bylaws provide that the presence, in person, by remote communication, or by proxy of the holders of one-third of the voting power of the outstanding shares of our common stock entitled to vote will constitute a quorum for the transaction of business at the Special Meeting. Thus, votes of stockholders of record who are present at the Special Meeting virtually or by proxy, broker non-votes (if any), and abstentions will be counted for purposes of determining whether a quorum exists. As of the record date for the Special Meeting, there were ~~1,088,635~~ 1,488,465 shares of common stock, issued, outstanding, and entitled to vote, which means that ~~362,879~~ 496,155 shares of common stock must be present in person or represented by proxy at the Special Meeting to establish a quorum.

In the first paragraph under the heading “Who is entitled to vote at the Special Meeting?” on page 13 of the Proxy Statement:

Only holders of shares of our common stock at the close of business on ~~December 2, 2025~~ December 17, 2025, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and at any postponement or adjournment of the Special Meeting, unless a new record date is fixed in connection with such postponement or adjournment. At the close of business on the record date, there were ~~1,088,635~~ 1,488,465 shares of our common stock outstanding and entitled to vote at the Special Meeting.

Under the heading “Will the Company liquidate following the Asset Sale?” on page 16 of the Proxy Statement:

No. The Company does not intend to liquidate following the consummation of the Asset Sale and currently intends to engage in the Successor Business and/or to pursue a strategic transaction, the terms and timing of which are not presently known. However, there can be no assurance that any such transaction will be pursued, agreed upon, or ultimately consummated.

Under the heading of the risk factor “We may face litigation filed against us over the Asset Purchase Agreement” on page 26 of the Proxy Statement:

Currently, the Company is in receipt of multiple demand letters in connection with the Proxy Statement. While it is not aware of any complaints filed or litigation pending related to the Asset Purchase Agreement~~. However~~, litigation is a common occurrence in connection with transactions similar to the proposed transaction, so we face potential for litigation or other disputes that relate to the Asset Purchase Agreement, including claims related to our process or disclosures and investigatory demands under Delaware law. We can provide no assurance that such litigation, disputes, or demands will not arise in the future. Any such litigation, disputes, or demands, whether successful or not, could delay the closing of the Asset Purchase Agreement or could have a material adverse effect on our business, results of operations, and financial condition.

Under the group of risk factors “Risks Related to Our Future Operations” on page 27 of the Proxy Statement, add the following risk factor:

The Successor Business may not be successfully implemented, may require additional strategic transactions to be viable, and DNA Holdings’ option to repurchase DNA X may materially limit our ability to realize any long-term value from the Successor Business following the Asset Sale.

Following the Asset Sale, we expect our primary business activity to consist of pursuing and developing the Successor Business and consummating strategic transactions in order to render the Successor Business viable. The Successor Business is in an incipient stage, has virtually no operating history (DNA X was formed shortly prior to the consummation of the DNA Transactions), and its business model, market acceptance, and competitive position remain unproven. There can be no assurance that we will be able to successfully develop, scale, or operate the Successor Business on a profitable or self-sustaining basis, or at all. In addition, the Successor Business is not expected to be fully realized or capable of achieving its intended scale and scope without one or more additional strategic transactions, such as acquisitions, joint ventures, capital raising transactions, or other business combinations. Our ability to identify, negotiate, and consummate any such strategic transaction on acceptable terms, or within a timeframe that preserves our available cash resources, is uncertain and subject to numerous factors beyond our control, including market conditions, regulatory constraints, and the willingness of potential counterparties to transact with us. If we are unable to consummate an additional strategic transaction on terms favorable to us, or at all, the Successor Business may never reach the scale or diversification contemplated by our board, and our financial condition and results of operations could be materially and adversely affected.

Moreover, pursuant to the terms of the DNA Transactions, DNA Holdings has an option to purchase back DNA X, the entity engaged in the Successor Business, if certain performance criteria are not achieved by DNA X. The existence and potential exercise of this option create additional uncertainty regarding our ability to realize long-term value from the Successor Business. If DNA Holdings exercises its option, we may be required to dispose of DNA X on terms and at a time that are not optimal for us or our stockholders, and we may be left with limited or no ongoing operating business notwithstanding the time, capital, and management attention invested in the Successor Business. In such circumstances, or if the Successor Business does not perform as expected, our board may need to redirect our strategy and pursue alternative uses of our remaining assets, including different strategic transactions, capital return alternatives, or other restructuring actions, any of which could involve significant costs, delays, and uncertainty and may not result in any increase in stockholder value. There can be no assurance that any strategy pursued with respect to the Successor Business, DNA X, or any alternative business plan will be successful, that our remaining capital will be sufficient to support such efforts, or that our stockholders will realize any return on, or even recover, their investment.

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Under the heading “Record Date and Voting Power” on page 28 of the Proxy Statement:

Our board has designated ~~December 2, 2025~~ December 17, 2025, as the record date for purposes of determining the stockholders that are entitled to receive notice of, and to vote at, the Special Meeting and any postponement or adjournment thereof, unless a new record date is fixed in connection with any such postponement or adjournment. Only holders of record of our common stock as of the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting and at any postponement or adjournment of the Special Meeting, unless a new record date is fixed in connection with any such postponement or adjournment. At the close of business on the record date, there were ~~1,088,635~~ 1,488,465 shares of our common stock outstanding and entitled to vote at the Special Meeting.

Under the heading “Quorum” on page 28 of the Proxy Statement:

A quorum of stockholders is necessary to transact business at the Special Meeting. Our bylaws provide that the presence, in person, by remote communication, or by proxy of the holders of one-third of the voting power of the outstanding shares of our common stock entitled to vote will constitute a quorum for the transaction of business at the Special Meeting. Thus, votes of stockholders of record who are present at the Special Meeting virtually or by proxy, broker non-votes (if any), and abstentions will be counted for purposes of determining whether a quorum exists. As of the record date for the Special Meeting, there were ~~1,088,635~~ 1,488,465 shares of common stock, issued, outstanding, and entitled to vote, which means that ~~362,879~~ 446,539 shares of common stock must be present in person or represented by proxy at the Special Meeting to establish a quorum.

The section titled “Security Ownership of Certain Beneficial Owners and Management” is amended by deleting the section in its entirety and replacing it with the following:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 17, 2025, the record date for the Special Meeting, by:

●	each of our named executive officers;

●	each of our directors;

●	all of our current directors and executive officers as a group; and

●	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.

We have based our calculation of the percentage of beneficial ownership on 1,488,465 shares of our common stock outstanding as of December 17, 2025. In accordance with SEC rules, we have deemed shares of our common stock subject to stock options, warrants, or other rights that are currently exercisable or exercisable within sixty (60) days of December 17, 2025, and shares of our common stock underlying RSUs that are currently releasable or releasable within sixty (60) days of December 17, 2025 to be outstanding and to be beneficially owned by the person holding the common stock options or RSUs for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

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Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Sonim Technologies, Inc., 4445 Eastgate Mall, Suite 200, San Diego, CA 92121. The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

	Shares Beneficially Owned
Beneficial Owner Name	Number	Percentage
Directors and Named Executive Officers
James Cassano	2,729	*
Mike Mulica	4,071	*
Jack Steenstra	2,729	*
George Thangadurai	40	*
Peter Liu(1)	28,651	1.91%
Clay Crolius(2)	3,700	*
Charles Becher(3)	4,594	*
All current executive officers and directors as a group (7 persons)(4)	269,715	17.92%
Five Percent Holders
DNA Holdings Venture, Inc.(5)	223,201	15.00%
Streeterville Capital, LLC(6)	148,500	9.98%
AJP Holding Company, LLC(7)	109,368	7.35%
Orbic North America, LLC(7)	109,368	7.35%
Laurence W. Lytton(8)	79,941	5.37%
1 Main Capital Management, LLC(9)	75,935	5.10%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)	Includes options to purchase 13,687 shares of common stock exercisable within 60 days of December 17, 2025.

(2)	Includes options to purchase 1,981 shares of common stock exercisable within 60 days of December 17, 2025.

(3)	Includes options to purchase 1,113 shares of common stock exercisable within 60 days of December 17, 2025.

(4)	Includes (i) options to purchase 16,781 shares of common stock exercisable within 60 days of December 17, 2025 and (ii) 223,201 shares of common stock held by DNA Holdings. As part of the DNA Transactions, DNA Holdings has agreed to appoint officers and directors of the Company as proxies to vote all of the shares of common stock held by DNA Holdings and its affiliates in favor of the Asset Sale at the Special Meeting until the earlier of January 15, 2026, or the termination of the Asset Purchase Agreement.

(5)	Based solely on the information received in connection with the DNA transactions and the records of the transfer agent for common stock. Shawn Matthews, as the Chief Executive Officer of DNA, may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by DNA Holdings. The address of DNA is 151 Calle De San Francisco, Ste 200, San Juan, PR 00901-1660.

(6)	Based solely on a Schedule 13G filed with the SEC on December 18, 2025, by Streeterville Capital, LLC (“Streeterville”), Streeterville Management, LLC, and John M. Fife, each of which reported having sole voting and dispositive power with regard to the entirety of the shares of Common Stock. John M. Fife, as President of , may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Streeterville. The address of each Streeterville, Streeterville Management, LLC, and John M. Fife is 4445 Eastgate Mall, Suite 200 San Diego, CA 92121.

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(7)	Based solely on (A) a Schedule 13D/A filed with the SEC on June 26, 2025 (the “Orbic Group Report”), by the group consisting of (i) Jeffrey Wang, (ii) AJP Holding Company, LLC (“AJP”); (iii) Orbic North America, LLC (“Orbic); (iv) Ashima Narula, the sole member and manager of Orbic; and (v) Parveen Narula, the Chief Executive Officer of Orbic (collectively (i) through (v), the “Orbic Group”); (B) Section 16 filings of Mr. Wang; and (C) the adjustment of the information set forth in items (A) and (B) for the 1-for-18 reverse stock split that became effective on October 27, 2025. Section 13(d) and Rule 13d-5 under the Exchange Act provide that, when two or more beneficial owners of a class of equity security registered under Section 12 agree to act together as a group for the purpose of voting equity securities of an issuer, the “group” will be deemed to have acquired beneficial ownership of all shares held by all members of the group. Consists of (i) 1,183 shares of common stock held directly by Mr. Wang (which were not disclosed in the Orbic Group Report), (ii) 108,130 shares of common stock held by AJP (to which the members of the Orbic Group share voting and dispositive power), and (iii) 55 shares of common stock held by Orbic (to which the members of the Orbic Group share voting and dispositive power). The 108,130 shares held by AJP are subject to a proxy agreement by and between AJP and Orbic that limits AJP’s dispositive power and grants the voting power to Orbic. Mr. Wang is the sole manager of AJP. The principal office address or business of each member of the Orbic Group is as follows: (i) for AJP and Jeffrey Wang — P.O. Box 2729, Sunnyvale, CA 94087 and (ii) for Orbic, Ashima Narula, and Parveen Narula — 555 Wireless Blvd., Hauppauge, NY 11788.

(8)	Based solely on the Schedule 13G/A filed with the SEC by Mr. Lytton on November 14, 2025. Mr. Lytton has the sole voting and dispositive power with regard to the entirety of the shares of common stock. The amount does not include warrants to purchase 22,222 shares of common stock exercisable within 60 days of December 17, 2025, because the warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the holder from exercising that portion of the warrants that would result in the holder and its affiliates owning, after such exercise a number of shares of common stock in excess of the applicable beneficial ownership limitation. The address of Mr. Lytton is 467 Central Park West, New York, NY 10025.

(9)	Based solely on the Schedule 13G/A filed with the SEC by 1 Main Capital Management, LLC (“1 Main Capital”) on November 14, 2025 (as adjusted for the 1-for-18 reverse stock split that became effective on October 27, 2025). 1 Main Capital has the sole voting and dispositive power with regard to the entirety of shares of common stock. The amount does not include warrants to purchase 8,333 shares of common stock exercisable within 60 days of December 17, 2025, because the warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the holder from exercising that portion of the warrants that would result in the holder and its affiliates owning, after such exercise a number of shares of common stock in excess of the applicable beneficial ownership limitation. 1 Main Capital acts as the investment adviser to (i) 1 Main Capital Partners, L.P. (“Fund 1”), which holds 60,888 shares of common stock and 8,333 shares of common stock underlying warrants, and (ii) 2055 Partners L.P. (“Fund 2”), which holds 15,047 shares of common stock. Yaron Naymark is the Principal of 1 Main Capital and has sole voting and dispositive power with regard to the entirety of the shares of 1 Main (held by Fund 1 and Fund 2). The address of 1 Main Capital, Mr. Naymark, Fund 1, and Fund 2 is 8 Wright Street, Suite 107, Westport, Connecticut, 06880.

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FORM 8-K DISCLOSING SUBSEQUENT STRATEGIC TRANSACTIONS

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2025

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200,

San Diego, CA 92121

(Address of principal executive offices, including Zip Code)

(650) 378-8100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01	Entry into a Material Definitive Agreement.

Note Offering and Purchase of Membership Interest

On December 15, 2025, Sonim Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with DNA Holdings Venture, Inc. (“DNA Holdings”) and issued a convertible promissory note in the original principal amount of $1,200,000 (the “DNA Note”), in a private placement (the “Offering”). The Company paid no placement agent fees in connection with the Offering. The cash proceeds disbursed to the Company from the issuance of the DNA Note were $1,200,000.

In connection with the Offering, on the same date and concurrently with the closing of the sale of the DNA Note, the Company also entered into a membership interest purchase agreement with DNA Holdings (the “Membership Interest Purchase Agreement” and, together with the Purchase Agreement and the DNA Note, the “Transaction Documents”), pursuant to which the Company purchased 100% of the membership interests in DNA X LLC, a Delaware limited liability company, (“DNA X”) for an aggregate purchase price of 223,201 shares of the Company’s common stock, representing 19.99% of the outstanding shares of the Company’s common stock as of the date of issuance.

DNA X is engaged in the business of DNAX DeFi, an advanced on-chain trading protocol that lets users automate their decentralized exchange trading — things like limit orders, grid / range orders, and recurring trades.

Membership Interest Purchase Agreement

The closing of the transactions contemplated by the Membership Interest Purchase Agreement occurred on December 15, 2025, contemporaneously with the consummation of the Offering. Under the Membership Interest Purchase Agreement, DNA Holdings also agreed to vote all shares of the Company’s common stock beneficially owned by DNA Holdings in favor of the asset purchase agreement, dated July 17, 2025, as subsequently amended and as amended from time to time, by and among the Company, Pace Car Acquisition LLC, the seller representative named in the asset purchase agreement, and Social Mobile Technology Holdings LLC (the “Asset Purchase Agreement”) and granted the officers and directors of the Company irrevocable proxy to vote for the adoption of the Asset Purchase Agreement and against any proposal made in opposition to, or in competition with, the consummation of the Asset Purchase Agreement until the earlier of January 15, 2026 and the termination of the Asset Purchase Agreement (such obligation of DNA Holdings, the “Voting Arrangement”).

Pursuant to the Membership Interest Purchase Agreement, so long as DNA Holdings, directly or indirectly, beneficially owns at least 5% of the Company’s outstanding common stock, DNA Holdings will have the right under the Membership Interest Purchase Agreement to designate one officer and one nominee for election to the Company’s board of directors, and the Company will be required to take reasonably necessary corporate action to appoint such designees, subject to the oversight of the Company’s nominating and governance committee.

The Membership Interest Purchase Agreement contains representations and warranties of each of DNA Holdings and the Company that are customary for transactions of this type, including with respect to due authorization, ownership of the membership interests in DNA X being sold (the “Purchased Interests”), title to the assets of DNA X, and the financial condition and investment intent of the parties. DNA X is an express third-party beneficiary of the Membership Interest Purchase Agreement and is entitled to enforce its terms. The Membership Interest Purchase Agreement also contains covenants and other provisions that are customary for transactions of this nature, including mutual non-disparagement obligations, confidentiality obligations, certain consent rights relating to anticipated uses of proceeds from the Asset Purchase Agreement, and an agreement to resolve disputes by binding arbitration (subject to limited exceptions for injunctive or other equitable relief).

The Membership Interest Purchase Agreement also grants DNA Holdings a put option (the “Put Option”). If at any time prior to June 30, 2026 (the “Put Period”) the DNA X does not realize either (i) aggregate trading volume of at least $600,000,000 or (ii) aggregate revenues of at least $1,000,000 per day, DNA Holdings will have the right, during the Put Period, to exchange all or any portion of the shares of common stock issued to DNA Holdings under the Membership Interest Purchase Agreement for the Purchased Interests then held by the Company. To the extent not exercised during the Put Period, the Put Option will terminate upon the expiration of the Put Period.

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Securities Purchase Agreement

The Purchase Agreement contains customary representations and warranties of the Company and DNA Holdings. Additionally, pursuant to the Purchase Agreement, the Company made certain covenants including, but not limited to: (i) timely filing of its reports with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, (ii) restrictions on the adoption of stockholder rights plans, poison pills, or similar anti-takeover measures, (iii) limitations on the use of proceeds from the Offering to the ordinary course of business of the Company, and (vi) for so long as the DNA Note remains outstanding, a covenant not to effect or enter into any variable rate transaction (as defined in the Purchase Agreement).

Additionally, under the Purchase Agreement, DNA Holdings has agreed to a Voting Arrangement that is substantially identical to the Voting Arrangement described above under “Membership Interest Purchase Agreement.”

Convertible Promissory Note

Repayment Date; Interest

The DNA Note is an unsecured obligation of the Company and matures on December 15, 2026 (the “Maturity Date”). The DNA Note bears interest at a rate of 10% per annum, payable in cash on the earlier of (i) the Maturity Date and (ii) the date of any mandatory redemption of the DNA Note as described below. Upon the occurrence and during the continuance of an event of default under the DNA Note, the interest rate increases to 20% per annum.

Conversion

Beginning on the six-month anniversary of the original issue date of the DNA Note, the outstanding principal amount of, and accrued but unpaid interest on, the DNA Note will be convertible, in whole or in part, at the option of the holder, into shares of the Company’s common stock, at an initial conversion price of $5.50 per share (the “Minimum Price” as defined in Nasdaq Listing Rule 5635(d)), subject to adjustment as described below.

The DNA Note provides for customary anti-dilution and other adjustments to the conversion price, including in connection with stock dividends, stock splits, reverse stock splits, reclassifications and similar transactions, as well as a “full ratchet” price-protection adjustment in the event that the Company issues or is deemed to issue common stock or common stock equivalents at an effective price per share lower than the then-current conversion price (subject to customary exceptions for “Exempt Issuances” such as equity incentive awards and the exercise or conversion of outstanding securities). In such a case, the conversion price will be reduced to the lower price. The DNA Note also entitles the holder to participate, on a pro rata “as converted” basis, in certain rights offerings and distributions to holders of common stock. However, the conversion price cannot be reduced below $1.10, and no adjustment to the conversion price may be made under the “full-ratchet” adjustment or the anti-dilution adjustment, unless and until the Company has received approval from the Company’s stockholders in accordance with the Nasdaq Listing Rules.

At any time after (i) the termination of the Asset Purchase Agreement or (ii) during the continuance of any event of default under the DNA Note, the conversion price will equal the “Alternate Conversion Price,” which is defined as 80% of the closing price of the Company’s common stock on the Company’s principal trading market on the date of conversion (subject to the same adjustment provisions described above). In addition, if at any time the Depository Trust Company imposes a “chill” on the Company’s shares, the holder may convert the DNA Note at the Alternate Conversion Price while such “chill” is in effect.

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Redemption

Upon the occurrence of a “Change of Control Transaction” (as defined in the DNA Note), the Company is required to redeem the outstanding principal amount of the DNA Note for cash at a price equal to 110% of the then outstanding principal amount, plus accrued but unpaid interest and any other amounts then due under the DNA Note (the “Redemption Amount”), at the closing of such transaction. Notwithstanding the foregoing, the transactions contemplated by the Asset Purchase Agreement do not constitute a Change of Control Transaction under the DNA Note. In lieu of receiving the Redemption Amount, and subject to any required stockholder approval under the rules of the Company’s principal trading market, the holder may elect to convert the DNA Note, in whole or in part, upon a Change of Control Transaction at a price per share equal to the lower of (i) the closing price of common stock on the original issue date of the DNA Note and (ii) the closing price of common stock on the date of consummation of such Change of Control Transaction.

Events of Default

The DNA Note contains customary events of default, including, among others: (i) failure to pay principal, interest or other amounts when due; (ii) breaches of covenants or other agreements in the DNA Note or other transaction documents; (iii) certain cross-defaults to other material indebtedness; (iv) certain bankruptcy or insolvency events; (v) certain judgments in excess of specified thresholds; and (vi) certain Change of Control Transactions or dispositions of substantially all of the Company’s assets (other than the transactions contemplated by the Asset Purchase Agreement). Upon an event of default, the holder may declare all outstanding obligations under the DNA Note immediately due and payable, in which case the Company is required to pay a “Mandatory Default Amount” equal to 100% of the then outstanding principal amount of the DNA Note plus accrued and unpaid interest and all other amounts due under the DNA Note, and interest accrues at the default rate described above.

Covenants

The DNA Note also includes negative covenants that, for so long as any portion of the DNA Note remains outstanding (unless waived by the holder), restrict the Company and its subsidiaries from, among other things: (i) incurring additional indebtedness, other than “Permitted Indebtedness” as defined in the DNA Note and the Purchase Agreement; (ii) granting liens, other than “Permitted Liens”; (iii) amending the Company’s organizational documents in a manner that adversely affects the rights of the holder; (iv) repaying, repurchasing or otherwise acquiring shares of its Common Stock or Common Stock equivalents (other than in limited circumstances); (v) repaying other indebtedness, subject to limited exceptions; and (vi) paying cash dividends or distributions on the Company’s equity securities.

The foregoing descriptions of the DNA Note, the Purchase Agreement, and the Membership Interest Purchase Agreement and transactions contemplated thereby do not purport to be complete and are qualified in their entirety by the full text of the DNA Note, the Purchase Agreement, and the Membership Interest Purchase Agreement, copies of which are filed as Exhibits 4.1, 10.1, and 10.2 hereto, respectively, and incorporated by reference herein.

The foregoing descriptions of the Transaction Documents have been included to provide investors with information regarding the terms of the Transaction Documents. They are not intended to provide any other factual information about the Company, DNA Holdings, or their respective affiliates. The representations, warranties, and covenants contained in the Transaction Documents were made only as of specified dates for the purposes of the Transaction Documents, were solely for the benefit of the parties to the applicable Transaction Documents and may be subject to qualifications and limitations agreed upon by the parties. In particular, in reviewing the representations, warranties, and covenants contained in the Transaction Documents and discussed in the foregoing description, it is important to bear in mind that such representations, warranties, and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts, and may have been qualified by confidential disclosures. Such representations, warranties, and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. Accordingly, investors should not rely on such representations, warranties, and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties, and covenants may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

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Exchange Agreement

As previously reported on the Current Report on Form 8-K filed by the Company with the SEC on February 21, 2025, the Company entered into a note purchase agreement with Streeterville Capital, LLC (the “Lender”) on February 21, 2025, pursuant to which the Company issued and sold to the Lender a promissory note in the original principal amount of $3,300,000 (the “Original Note”).

On December 16, 2025, the Company and the Lender entered into an exchange agreement (the “Exchange Agreement”), pursuant to which the Company and the Lender agreed to:

(i)	partition a new secured promissory note in the form of the Original Note (the “Partitioned Note”) in the original principal amount of $629,640 (the “Exchange Amount”) and then cause the outstanding balance of the Original Note to be reduced by the Exchange Amount; and

(ii)	exchange the Partitioned Note for the delivery of 148,500 shares of common stock (the “Exchange Shares”), at an effective price per Exchange Share equal to $4.24, which is below the “Minimum Price” as defined in Nasdaq Listing Rule 5635(d) (the “Exchange”).

The number of Exchange Shares being issued in connection with the Exchange is less than 20% of the Company’s voting power outstanding prior to the Exchange. Immediately following the Exchange, the remaining Outstanding Balance (as defined in the Original Note) was reduced to approximately $2.3 million.

The Exchange Agreement contains representations, warranties, and covenants that are customary for this type of transaction.

The foregoing description of the Exchange Agreement and transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Exchange Agreement, a copy of which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained above under the heading “Note Offering and Purchase of Membership Interest” in Item 1.01 to the extent applicable is hereby incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under the heading “Note Offering and Purchase of Membership Interest” in Item 1.01 to the extent applicable is hereby incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above under the headings “Membership Interest Purchase Agreement” and “Exchange Agreement” in Item 1.01 to the extent applicable is hereby incorporated by reference herein.

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Set forth below is information regarding equity securities issued by the Company following the fiscal quarter ended on September 30, 2025. Also included is the consideration received by the Company for such shares and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed. The information below is retroactively adjusted to reflect the 1-for-18 reverse stock split that became effective on October 27, 2025.

October 6, 2025	13,041 shares of common stock in consideration of the exchange of $150,000 of the Note. The exchange was effected at the “Minimum Price” as defined in Nasdaq Listing Rule 5635(d)	Section 3(a)(9) of the Securities Act	Streeterville Capital, LLC

October 31, 2025	16,187 shares of common stock in consideration of the exchange of $180,000 of the Note. The exchange was effected at the “Minimum Price” as defined in Nasdaq Listing Rule 5635(d)	Section 3(a)(9) of the Securities Act	Streeterville Capital, LLC

November 7, 2025	13,071 shares of common stock in consideration of the exchange of $150,000 of the Note. The exchange was effected at the “Minimum Price” as defined in Nasdaq Listing Rule 5635(d)	Section 3(a)(9) of the Securities Act	Streeterville Capital, LLC

November 17, 2025	18,423 shares of common stock in consideration of the exchange of $180,000 of the Note. The exchange was effected at the “Minimum Price” as defined in Nasdaq Listing Rule 5635(d)	Section 3(a)(9) of the Securities Act	Streeterville Capital, LLC

December 3, 2025	27,932 shares of common stock in consideration of the exchange of $150,000 of the Note. The exchange was effected at the “Minimum Price” as defined in Nasdaq Listing Rule 5635(d)	Section 3(a)(9) of the Securities Act	Streeterville Capital, LLC

December 15, 2025	223,201 shares of common stock in consideration of the exchange of the membership interest in DNA X.	Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder	DNA Holdings Venture, Inc.

December 16, 2025	148,500 shares of common stock in consideration of the exchange of $629,640 of the Note. The exchange was effected at a price which is below the “Minimum Price” as defined in Nasdaq Listing Rule 5635(d)	Section 3(a)(9) of the Securities Act	Streeterville Capital, LLC

Item 3.03	Material Modification to Rights of Security Holders.

The information contained above under the heading “Convertible Promissory Note” in Item 1.01 to the extent applicable is hereby incorporated by reference herein.

Item 8.01	Other Events.

Following the consummation of the transactions described in this Current Report on Form 8-K, there were 1,488,465 shares of the Company’s common stock issued and outstanding.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

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(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

EXHIBIT INDEX

Exhibit Number	Description

4.1	Convertible Promissory Note dated as of December 15, 2025

10.1*	Securities Purchase Agreement, dated as of December 15, 2025, by and between Sonim Technologies, Inc. and DNA Holdings Venture, Inc.

10.2*	Membership Interest Purchase Agreement, dated as of December 15, 2025, by and between Sonim Technologies, Inc. and DNA Holdings Venture, Inc.

10.3	Exchange Agreement, dated as of December 16, 2025, by and between Sonim Technologies, Inc. and Streeterville Capital, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of all omitted schedules to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIM TECHNOLOGIES, INC.

Date: December 18, 2025	By:	/s/ Clay Crolius
	Name:	Clay Crolius
	Title:	Chief Financial Officer

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Important Additional Information

This Supplement relates to the proposed transaction involving Sonim. This Supplement does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Sonim has filed with the SEC the Proxy Statement relating to a special meeting of its stockholders and may file other documents with the SEC relating to the proposed transaction. Except for the changes to the Proxy Statement referenced in this Supplement, this Supplement is not a substitute for the Proxy Statement or any other document that Sonim may file with the SEC or send to its stockholders in connection with the proposed transaction. Before making any voting decision, stockholders of Sonim are urged to read the Proxy Statement in its entirety and any other relevant documents filed or to be filed with the SEC and any amendments or supplements thereto and any documents incorporated by reference therein, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Any vote in respect of resolutions to be proposed at a stockholder meeting of Sonim to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Proxy Statement. Investors and security holders can obtain the Proxy Statement and other documents Sonim files with the SEC (when available) free of charge at the SEC’s website (http://www.sec.gov) or at Sonim’s investor relations website (https:// https://ir.sonimtech.com/) or by e-mailing Sonim at ir@sonimtech.com.

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Participants in the Solicitation

Sonim and its respective directors, executive officers, and other members of their management and employees, including Peter Liu (Chief Executive Officer and a director), Clay Crolius (Chief Financial Officer), Mike Mulica (Executive Chairman), and Sonim’s directors — James Cassano, Jack Steenstra, and George Thangadurai — under SEC rules, may be deemed to be participants in the solicitation of proxies of Sonim’s stockholders in connection with the proposed Transaction.

Stockholders may obtain more detailed information regarding Sonim’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, under the captions “Directors, Executive Officers, and Corporate Governance,” and “Certain Relationships and Related Party Transactions”   of Sonim’s definitive proxy statement for the 2025 Annual Meeting filed with the SEC on June 18, 2025 and “Security Ownership of Certain Beneficial Owners and Management ” of this Supplement.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement or other materials to be filed with the SEC in connection with the proposed transaction, if and when they become available. These documents will be available free of charge as described above.

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